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                                                              May 15, 2001

First Allmerica Financial Life Insurance Company
440 Lincoln Street
Worcester, MA 01653

RE: SEPARATE ACCOUNT VA-K OF FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY FILE NOS. 333-52418 AND 811-8114

Gentlemen:

In my capacity as Assistant Vice President and Counsel of First Allmerica Financial Life Insurance Company (the "Company"), I have participated in the preparation of this Pre-Effective Amendment No. 1 to the Registration Statement for Separate Account VA-K on Form N-4 under the Securities Act of 1933 and amendment under the Investment Company Act of 1940, with respect to the Company's qualified and non-qualified variable annuity contracts.

I am of the following opinion:

1. Separate Account VA-K is a separate account of the Company validly existing pursuant to the Massachusetts Insurance Code and the regulations issued thereunder.

2. The assets held in Separate Account VA-K are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The variable annuity contracts, when issued in accordance with the Prospectus contained in the Pre-Effective Amendment No. 1 and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to this Pre-Effective Amendment No. 1 for Separate Account VA-K on Form N-4 filed under the Securities Act of 1933 and amendment under the Investment Company Act of 1940.

                                          Very truly yours,

                                          /s/ Sheila B. St. Hilaire

                                          Sheila B. St. Hilaire
                                          Assistant Vice President and Counsel